Exhibit 99.1

AM Oil Resources & Technology Inc. Announces New Direction for the Company and Appoints New Directors

VALENCIA, Calif.--(BUSINESS WIRE)-- AM Oil Resources & Technology Inc., (OTCBB:AXPI) today announced that the Officers and Directors have begun to chart a new course for the Company. Since inception, the prior company was involved in the mining business with properties held for exploration in the state of Nevada. On November 25, 2008, the Company acquired patented oil and gas recovery technologies and management has decided to actively begin building and marketing the technologies for worldwide sales and utilization.

According to Anthony K. Miller, CEO, "We believe that this is the best direction for the Company as the newly acquired technologies hold promise to help the U.S. and other oil producing countries to increase the flow and recovery of oil from existing wells. Our patented technology helps producers recover crude oil that would otherwise remain in the ground forever." The Company has also appointed Michael Freeberg and Greg Brown as new directors of the Company.

"We are extremely pleased to appoint Michael Freeberg and Greg Brown to the Board of directors of the Company. These gentlemen bring valuable experiences to the Company and will be instrumental in molding our future. We believe that it is very important to add people who see the vision of this Company clearly and are driven to take AM Oil Resources & Technology in the direction that will add significant value to our shareholders," commented Mr. Miller.

About AM Oil Resources & Technology Inc.:

Our mission is to use sell and produce our patent and patent pending technologies, providing environmentally safe and cost-effective apparatus designed to maximize oil production in oil fields, in both domestic and international markets. To provide solutions to the world with technology that will recover crude oil that would otherwise remain in the ground forever. By utilizing proper development, partnership and strategic alliances, we will attain this goal. For Further Information Contact: info@am-oil.com / 800-646-6570. Our website is: www.am-oil.com "Safe Harbor" Statement under the Private Securities Litigation Reform Act: This release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual financial or operating results of AM Oil Resources & Technology Inc and related companies (hereafter collectively referred to as "the Company," "we," "our" or "us") to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The words or phrases "would be," "may allow," "intends to," "may likely," "are expected to," "may continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Such statements include those concerning our expected financial performance, our corporate strategy and operational plans. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including: (a) intense competition in the oil and gas sector; (b) whether we are able to manage our planned growth efficiently, including whether our management will be able to identify, hire, train, retain, motivate, and manage required personnel or that management will be able to manage and exploit existing and potential market opportunities successfully; (c) whether we are able to generate sufficient revenues or obtain financing to sustain and grow our operations. Any agreements and event coverage should not be construed by any means whatsoever as having any impact on or a reflection of the Company's future stock price or future financial results.

     Source: AM Oil Resources & Technology Inc.

----------------------------------------------
AM Oil Resources & Technology Inc.
Philip Morgan
800-646-6570
info@am-oil.com
www.am-oil.com